As filed with the Securities and Exchange Commission on November 18, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PORTER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	61-1142247
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2500 Eastpoint Parkway

Louisville, Kentucky 40223

(502) 499-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Bradford Harris

Executive Vice President and Corporate General Counsel

Porter Bancorp, Inc.

2500 Eastpoint Parkway

Louisville, Kentucky 40223

(502) 499-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alan K. MacDonald

Frost Brown Todd LLC

400 West Market Street, Suite 3200

Louisville, KY 402023

(502) 589-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, no par value	64,784	$10.56	$684,119	$48.78

(1)	In addition, there are being registered hereunder such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions, which shares of common stock are registered hereunder pursuant to Rule 416.
(2)	Calculated in accordance with Rule 457(c), based on the average of the high and low prices per share of common stock as reported on the NASDAQ Global Market on November 12, 2010.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating to the 64,784 shares of common stock which are registered hereby and the 2,717,827 shares of common stock which were previously registered on a registration statement on Form S-3 (File No. 333-168424), filed with the Securities and Exchange Commission on July 30, 2010 and declared effective on August 27, 2010. Accordingly, upon effectiveness, this registration statement shall act as a post-effective amendment to File No. 333-168424.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2010

PROSPECTUS

PORTER BANCORP, INC.

2,782,611 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time by the selling shareholders of up to 2,782,611 shares of our common stock currently held by them or that we may issue to them from time to time upon conversion of shares of our Non-Voting Mandatory Convertible Preferred Stock, Series C (the “Series C preferred stock”). In this prospectus, we refer to the shares of common stock currently held by the selling shareholders and the shares of common stock issuable upon conversion of the outstanding shares of Series C preferred stock as the “shares” or the “securities.”

We issued the securities to the selling shareholders in private placement transactions completed on June 30, 2010 and July 23, 2010.

The selling shareholders may offer and sell the securities from time to time, directly or through underwriters, broker-dealers or agents, in public or private transactions, and at fixed prices, prevailing market prices, prices related to prevailing market prices or negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling shareholders (or the purchasers of the securities as negotiated with the selling shareholders) will be responsible for underwriting discounts or commissions or agents’ commissions, if any. The registration of the securities does not necessarily mean that any of the securities will be sold by the selling shareholders. The timing and amount of any sale is within the sole discretion of the selling shareholders, subject to certain restrictions. See “Plan of Distribution” on page 7 of this prospectus.

We will not receive any proceeds from the sale of securities by the selling shareholders.

Our common stock is listed on the NASDAQ Global Market under the symbol “PBIB.” On November 12, 2010, the closing sale price of our common stock on the NASDAQ Global Market was $10.55 per share.

Our principal executive offices are located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223, and our telephone number is (502) 499-4800.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered hereby are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                     , 2010

In this prospectus, “Porter Bancorp,” “Company,” “we,” “our,” “ours,” and “us” refer to Porter Bancorp, Inc., which is a bank holding company headquartered in Louisville, Kentucky, and its wholly owned bank subsidiary, PBI Bank, on a consolidated basis, unless the context otherwise requires.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this process, the selling shareholders may sell, from time to time, in one or more offerings, the securities described in this prospectus.

You should read this prospectus together with the other information contained or incorporated by reference in this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

For further information about our business and the securities covered by this prospectus, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for more information.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports we file with the SEC that are incorporated by reference into this prospectus, including the risks identified, and the cautionary statements included, in our December 31, 2009 Annual Report on Form 10-K, as well as any risks described in subsequent Quarterly Reports on Form 10-Q, before you make an investment decision regarding the securities. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, and the documents incorporated or deemed to be incorporated by reference herein, that are not statements of historical fact are forward-looking statements. We may make forward-looking statements in future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per share, capital structure and other financial items; (2) plans and objectives of our management or Board of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “believes,” “anticipates,” “expects,” “will,” “intends,” “plans,” “targeted,” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. In addition to those risks described under the caption “Risk Factors” of our annual reports on Form 10-K and our quarterly reports on Form 10-Q, the following factors could cause such differences:

•

changes in general economic conditions and economic conditions in Kentucky and the markets we serve, any of which may affect, among other things, our level of non-performing assets, charge-offs, and provision for loan loss expense;

•	changes in interest rates that may reduce interest margins and impact funding sources;

•	changes in market rates and prices which may adversely impact the value of financial products including securities, loans and deposits;

•	changes in tax laws, rules and regulations;

•

various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Kentucky Office of Financial Institutions;

•	competition with other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions;

•	our ability to grow our core businesses;

•	our ability to develop and introduce new banking-related products, services and enhancements and gain market acceptance of such products; and

•	management’s ability to manage these and other risks.

Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this report speak only as of the date of the report. We have no duty to, and do not intend to, update these statements unless applicable laws require us to do so.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling shareholders.

SELLING SHAREHOLDERS

The shares of common stock covered by this prospectus are for the account of the selling shareholders, and were obtained by them in connection with private placement transactions completed on June 30, 2010 and July 23, 2010.

On June 30, 2010, we issued 1,755,747 shares of common stock, 227,000 shares of Cumulative Mandatory Convertible Perpetual Preferred Stock, Series B (the “Series B preferred stock”), 365,080 shares of Series C preferred stock and warrants to purchase 1,163,045 shares of non-voting common stock. On July 23, 2010, we completed a supplemental private placement with an additional selling shareholder, SBAV LP, pursuant to which we issued 370,000 shares of Series B preferred stock, warrants to purchase 185,000 shares of non-voting common stock and an option exercisable for both 64,784 shares of common stock and a warrant to purchase 32,392 shares of non-voting common stock.

On September 16, 2010, our shareholders authorized the non-voting common stock and approved the conversion of the Series B preferred stock, the Series C preferred stock and the non-voting common stock. As a result, 597,000 shares of Series B preferred stock and 48,038 shares of Series C preferred stock automatically converted into an equal number of shares of common stock. On September 27, 2010, SBAV LP exercised its option to purchase both 64,784 shares of common stock and a warrant to purchase 32,392 shares of non-voting common stock.

This prospectus covers the resale of up to 2,782,611 shares of common stock, which number consists of the:

•	1,755,747 shares of common stock issued in the private placement;

•	597,000 shares of common stock that were issued upon conversion of the 597,000 shares of Series B preferred stock;

•	64,784 shares of common stock that were issued to SBAV LP upon the exercise of its option;

•	48,038 shares of common stock that were issued upon the conversion of 48,038 shares of Series C preferred stock; and

•	317,042 shares of common stock that are issuable upon conversion of the remaining 317,042 shares of Series C preferred.

This prospectus does not cover, and the selling shareholders may not use this prospectus to offer or sell, any of the following securities:

•	the shares of Series C preferred stock that remain outstanding,

•	the warrants,

•	the non-voting common stock issuable upon the exercise of the warrants, or

•	the common stock issuable upon conversion of the non-voting common stock.

We are registering the shares to satisfy registration rights that we have granted to the selling shareholders, and in order to permit the selling shareholders to offer the shares for resale from time to time. Furthermore, we have agreed to file a registration statement with respect to the warrants, the non-voting common stock issuable upon exercise of the warrants, and the common stock issuable upon conversion of the non-voting common stock after receiving a written demand by a holder of any of those securities. Other than with respect to the acquisition of the securities and except as noted below, none of the selling shareholders has, or within the past three years has had, any position, office, or other material relationship with us.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. We do not know when or in what amounts the selling shareholders may offer the shares covered by this prospectus for sale. The selling shareholders may sell all, some or none of the shares offered by this prospectus. Because the selling shareholders may offer all, some, or none of the shares being registered for resale, and because currently no sale of any of the shares is subject to any agreements, arrangements or understandings, we cannot estimate the number of shares that will be held by the selling shareholders after completion of the offering. For purposes of this prospectus, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholders. The selling shareholders may change over time and new information about them will be set forth in amendments or supplements to this prospectus if and when necessary.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Before the Offering (1)(2)	Maximum Shares of Common Stock Being Offered Hereby	Shares of Common Stock to be Owned After Completion of the Offering (2)(3)	Percentage of Outstanding Common Stock to be Owned After Completion of the Offering (4)
Patriot Financial Partners, L.P. (5)	1,835,158	1,223,438	611,720	4.7
Patriot Financial Partners Parallel, L.P. (5)	317,018	211,345	105,673	*
Great Oaks Strategic Investment Partners, L.P. (6)	36,204	26,087	10,117	*
Andrew K. Boszhardt, Jr. (6)	10,868	8,695	2,173	*
Zoltan Zsitvay	12,174	8,696	3,478	*
Burnham Financial Industries Fund (7)	414,686	260,870	153,816	1.2
Burnham Financial Services Fund (7)	256,035	86,956	169,079	1.3
Moors and Mendon Master Fund LP (8)	169,074	86,956	82,118	*
Stieven Financial Investors, L.P. (9)	607,758	369,566	238,192	1.8
Stieven Financial Offshore Investors, Ltd. (9)	107,901	65,218	42,683	*
SBAV LP (10)	652,176	434,784	217,392	1.7

*	Denotes a percentage less than one percent.

(1)	Assumes complete conversion of all preferred stock, exercise of the option and warrants, and conversion of the non-voting common stock underlying the warrants, without regard to any limitations on conversions or exercise. The Series C preferred stock and the non-voting common stock can convert to common stock only if, and to the extent that, the holder beneficially owns less than 9.9% of our outstanding common stock.

(2)	Includes shares owned prior to the private placement transactions and shares issuable upon exercise of the warrants and conversion of the non-voting common stock underlying the warrants, which shares are not being offered pursuant to this prospectus.

(3)	Assumes that each selling shareholder will sell all shares offered by it under this prospectus.

(4)	This number represents the percentage of common stock to be owned by the selling shareholder after completion of the offering based on the number of shares of common stock outstanding on October 31, 2010 (11,281,625), as adjusted to reflect the assumption that (i) all 317,042 shares of Series C preferred are converted into a like number of shares of common stock and (ii) warrants to purchase 1,380,437 shares of non-voting common stock are exercised and converted into a like number of shares of common stock, so that there will be an aggregate of 12,979,104 shares of common stock outstanding.

(5)	Patriot Financial Partners GP, L.P. (“Patriot GP”) is the general partner of both Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, the “Patriot Funds”). Patriot Financial Partners GP, LLC (“Patriot LLC”) is general partner of Patriot GP. W. Kirk Wycoff, Ira M. Lubert and James J. Lynch are general partners of the Patriot Funds and Patriot GP and members of Patriot LLC. Accordingly, Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch may be deemed to have shared voting and shared dispositive power with respect to the shares of common stock being registered for resale by the Patriot Funds.

(6)	Andrew K. Boszhardt, Jr., managing director of Great Oaks Strategic Investment Partners, L.P., has voting and investment power with respect to its shares and may be deemed to be the beneficial owner of those shares in addition to the shares he owns individually.

(7)	Burnham Financial Industries Fund and Burnham Financial Services Fund are affiliated entities. Mendon Capital Advisors Corp. is the sub-advisor to both of these entities. Anton Schutz, President of Mendon Capital Advisors, is the portfolio manager and as such has voting and investment power over all shares held by these entities.

(8)	Moors and Mendon Capital Ltd is the General Partner to the Moors and Mendon Master Fund LP. Anton Schutz is a Director of Moors and Mendon Capital Ltd., investment advisor to the Moors and Mendon Master Fund LP, and may be deemed to have voting and investment power over shares the Fund holds.

(9)	Stieven Financial Investors, L.P. and Stieven Financial Offshore Investors, Ltd. are affiliated entities. Joseph A. Stieven, Stephen L. Covington and Daniel M. Ellefson, all members of Stieven Capital GP, LLC, the General Partner of Stieven Financial Investors, L.P., and managing directors of Stieven Capital Advisors, L.P., the investment manager of Stieven Financial Investors, L.P. and Stieven Financial Offshore Investors, Ltd., may be deemed to have voting and investment power over shares held by both of these entities.

(10)	By virtue of its direct control of SBAV LP, SBAV GP LLC has the power to vote or direct the voting, and to dispose or direct the disposition of all of the 434,784 shares of common stock being registered for resale by SBAV LP. By virtue of his direct control of SBAV GP LLC, George Hall is deemed to have shared voting power and shared dispositive power with respect to all shares as to which SBAV GP LLC has voting or dispositive power. Accordingly, SBAV LP, SBAV GP LLC and George Hall are deemed to have shared voting and shared dispositive power with respect to an aggregate of all of the 434,784 shares of common stock being registered for resale by SBAV LP.

Securities Purchase Agreement

We issued the securities in private placement transactions pursuant to a securities purchase agreement and a letter agreement with the investors. In addition to provisions relating to the sale and purchase of the common stock, the preferred stock, the option and the warrants, we made the following continuing covenants in the securities purchase agreement.

We granted the lead investor, Patriot Financial Partners L.P. (“Patriot”), gross-up rights to maintain its relative ownership percentage with respect to public or non-public offerings of our common stock or any securities that are convertible into our common stock for so long as Patriot beneficially owns at least 4.9% of our outstanding shares of common stock. The gross-up rights are subject to exceptions for the issuance of securities (i) in connection with our employee stock incentive plans or (ii) as consideration in a merger, acquisition or similar transaction.

The securities purchase agreement also grants Patriot the right to appoint a director to the Board of Directors of both our Company and PBI Bank for so long as Patriot beneficially owns at least 4.9% of our outstanding shares of common stock. At such time that Patriot exercises its right, we agreed to appoint Patriot’s designee to the Board of Directors and promptly announce the appointment. The securities purchase agreement also requires us to recommend that our shareholders vote to elect the board representative of Patriot, if any, at all of our subsequent annual meetings, subject to all legal and governance requirements regarding service as a director and the reasonable approval of our Nominating and Governance Committee. On July 29, 2010, W. Kirk Wycoff, a managing partner of Patriot Financial Partners, L.P., was appointed to the Company’s Board of Directors, effective August 1, 2010. In lieu of appointing a director, Patriot has a right to have an observer attend meetings of our board and the board of PBI Bank.

The securities purchase agreement also provides that we will reduce our quarterly cash dividend on our common stock to $.10 per share and establish a payout ratio guidance policy of 35% of after-tax earnings on an on-going basis, subject to applicable regulations and policies of the bank regulatory agencies.

Shareholder Approval; Voting and Support Agreement

In accordance with NASDAQ Listing Rules, the conversion of the Series B and Series C preferred stock and the conversion of the non-voting common stock underlying the warrants into common stock by their respective holders was submitted for approval and was approved by our shareholders at a special meeting of shareholders held on September 16, 2010. In connection with the private placement transactions and obtaining shareholder approval, J. Chester Porter, our Chairman of the Board, and Maria L. Bouvette, our President and CEO, who together held approximately 54.5% of all votes entitled to be cast as of the record date for the special meeting, entered into a voting and support agreement with the investors. Mr. Porter and Ms. Bouvette agreed to vote their shares in favor of (i) a proposal to enable the Series B preferred stock, the Series C preferred stock, and the new class of non-voting common stock to convert into common stock; (ii) a proposal to authorize the new class of non-voting common stock issuable upon exercise of the warrants and (iii) any proposal to appoint and elect the designee of Patriot (or any successor thereof) to our board of directors.

PLAN OF DISTRIBUTION

We are registering the securities issued to the selling shareholders to permit the resale of these securities by the holders of the securities from time to time. We will not receive any of the proceeds from the sale by the selling shareholders of the securities. We will bear all fees and expenses incident to our obligation to register the securities.

The selling shareholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with sales of the securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling shareholders may also sell securities short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling shareholders may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge securities to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our securities made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or an amendment to this prospectus or the registration statement, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer or agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Certain of the selling shareholders are affiliates of broker-dealers. Each such selling shareholder has represented to us that it acquired the securities to be resold pursuant to this prospectus in the ordinary course of its business and, at the time of the acquisition, such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, if required, an amendment to this prospectus pursuant to Rule 424(b) under the Securities Act or an amendment to the registration statement, disclosing (1) the name of each such selling shareholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such securities were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. We will pay all expenses of the registration of the securities pursuant to a registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Frost Brown Todd LLC, Louisville, Kentucky.

EXPERTS

The consolidated financial statements incorporated in this registration statement by reference from Porter Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Crowe Horwath LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. The registration statement has been filed electronically and may be obtained in any manner listed below.

We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC; our SEC file number for these filings is 001-33033. Our SEC filings are available to the public free of charge over the internet at the SEC’s website at http://www.sec.gov. The SEC’s URL is intended to be an inactive textual reference only. The information on the SEC’s website is not part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC as 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information in other documents that we file into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but before effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus. However, we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8–K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 16, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2010, filed on May 11, August 16, and November 12, 2010, respectively;

•	Our Current Reports on Form 8-K filed on September 30, September 23, August 23, August 4, July 29, July 7, May 24, and February 26, 2010; and

•	The description of our common stock on pages 104-107 of Amendment No. 6 to Form S-1 Registration Statement (File No. 333-133198) filed September 19, 2006.

We will provide without charge upon written or oral request a copy of any or all of the documents which are incorporated by reference into this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these filings by writing or telephoning us at the following address:

Porter Bancorp, Inc.

2500 Eastpoint Parkway

Louisville, Kentucky 40223

Attn: Corporate General Counsel

Telephone: (502) 499-4800

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various fees and expenses payable by us in connection with the sale and distribution of the securities registered hereunder. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$49
Accounting fees and expenses	$3,000
Legal fees and expenses	$3,000
Miscellaneous	$3,951

Total	$10,000

Item 15.	Indemnification of Officers and Directors.

Under Kentucky law, a corporation has broad powers to indemnify directors, officers, employees, and agents of the corporation for judgments, penalties, fines, settlements, and reasonable expenses incurred by that person in proceedings in connection with the person’s official capacity in the corporation. Indemnification against reasonable legal expenses incurred by such person in such a proceeding is mandatory when the person is wholly successful in the defense of the proceeding. However, a corporation may not indemnify such person when the person is adjudged liable to the corporation or on the basis that a personal benefit was improperly received.

Porter’s articles of incorporation provide for the indemnification of executive officers and directors only in connection with proceedings arising from that person’s conduct in his/her official capacity and only to the extent permitted by the Kentucky Business Corporation Act.

KRS 271B.8-300 provides that a director of a Kentucky corporation must discharge his duties as a director in good faith, on an informed basis, and in a manner he honestly believes to be in the best interests of the corporation. To discharge his duties on an informed basis, a director must make inquiry into the business and affairs of the corporation, or into a particular action to be taken or decision to be made, with the care an ordinary prudent person in a like position would exercise under similar circumstances. Unless the corporation’s articles of incorporation contain a provision further limiting a director’s liability for monetary damages, any action taken as a director, or any failure to take any action as a director, will not be the basis for monetary damages or injunctive relief unless (a) the director has breached or failed to perform his duties as a director in good faith, on an informed basis, and in a manner he honestly believes to be in the best interests of the corporation; and (b) in the case of an action for monetary damages, the breach or failure to perform constitutes willful misconduct or wanton or reckless disregard for the best interests of the corporation and its shareholders. A person bringing an action for monetary damages for breach of duty has the burden of proving by clear and convincing evidence the provisions of (a) and (b) above, and the burden of proving that the breach or failure to perform was the legal cause of the damages suffered by the corporation. KRS 271B.2-020 provides that the articles of a corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the duties of a director. KRS 271B.2-020 does not allow for the elimination of the duty of due care that a director owes to a corporation, but allows for the elimination of a monetary recovery for breach of that duty. Only directors, not officers, may benefit from the provisions of KRS 271B.2-020. The limitations of liability permitted by KRS 271B.2-020 extend only to the elimination of a recovery of a monetary remedy. Shareholders may still seek equitable relief, such as injunction, against an action of a director that is inappropriate. KRS 271B.2-020 does not preclude or limit recovery of damages by third parties, nor does it limit or affect a director’s liability for acts or omissions occurring before the effectiveness of an amendment to a corporation’s articles of incorporation.

Porter’s articles of incorporation limit the liability of directors to Porter and its shareholders to the extent permitted by KRS 271B.2-020. A director’s liability to Porter or the shareholders is not eliminated or limited with respect to: (1) any breach of the director’s duty of loyalty to Porter or its shareholders; (2) acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of the law; (3) actions creating personal liability for unlawful distributions as set forth in KRS 271B.8-330; or (4) transactions from which the director derived an improper personal benefit. KRS 271B.2-020 does not preclude or limit recovery of damages by third parties, nor does it limit or affect a director’s liability for acts or omissions occurring before the effectiveness of an amendment to a corporation’s articles of incorporation.

Item 16.	Exhibits.

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Incorporation, dated December 7, 2005 (incorporated herein by reference to Exhibit 3.1 to Form S-1 Registration Statement No. 333-133198, filed with the SEC on April 11, 2006).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated November 18, 2008 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 24, 2008).

4.3	Bylaws of the Registrant, dated November 30, 2005 (incorporated herein by reference to Exhibit 3.2 to Form S-1 Registration Statement No. 333-133198, filed with the SEC on April 11, 2006).

4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated June 29, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010).

4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated June 30, 2010 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010).

4.6	Securities Purchase Agreement between the Registrant and the Purchasers thereto, dated as of June 30, 2010 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010).

4.7	Registration Rights Agreement between the Registrant and the Purchasers thereto, dated as of June 30, 2010 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010).

4.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated July 23, 2010 (incorporated herein by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2010).

4.9	Letter Agreement between the Registrant and SBAV LP, dated as of July 23, 2010 (incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2010).

4.10	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated October 22, 2010.

5.1	Opinion of Frost Brown Todd LLC.

23.1	Consent of Frost Brown Todd LLC (included in exhibit 5.1).

23.2	Consent of Crowe Horwath LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on signature page hereto).

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on November 18, 2010.

PORTER BANCORP, INC.

By:	/s/ Maria L. Bouvette
Name: Maria L. Bouvette
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Porter Bancorp, Inc. hereby severally constitute and appoint Maria L. Bouvette and David B. Pierce and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Porter Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J. CHESTER PORTER J. Chester Porter	Chairman of the Board of Directors	November 18, 2010

/S/ MARIA L. BOUVETTE Maria L. Bouvette	Director, President and Chief Executive Officer (Principal Executive Officer)	November 18, 2010

/S/ DAVID B. PIERCE David B. Pierce	Chief Financial Officer (Principal Financial and Accounting Officer)	November 18, 2010

/S/ DAVID L. HAWKINS David L. Hawkins	Director	November 18, 2010

/S/ W. GLENN HOGAN W. Glenn Hogan	Director	November 18, 2010

/S/ SIDNEY L. MONROE Sidney L. Monroe	Director	November 18, 2010

/S/ STEPHEN A. WILLIAMS Stephen A. Williams	Director	November 18, 2010

/S/ W. KIRK WYCOFF W. Kirk Wycoff	Director	November 18, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Incorporation, dated December 7, 2005 (incorporated herein by reference to Exhibit 3.1 to Form S-1 Registration Statement No. 333-133198, filed with the SEC on April 11, 2006).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated November 18, 2008 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 24, 2008).

4.3	Bylaws of the Registrant, dated November 30, 2005 (incorporated herein by reference to Exhibit 3.2 to Form S-1 Registration Statement No. 333-133198, filed with the SEC on April 11, 2006).

4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated June 29, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010).

4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated June 30, 2010 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010).

4.6	Securities Purchase Agreement between the Registrant and the Purchasers thereto, dated as of June 30, 2010 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010).

4.7	Registration Rights Agreement between the Registrant and the Purchasers thereto, dated as of June 30, 2010 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2010).

4.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated July 23, 2010 (incorporated herein by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2010).

4.9	Letter Agreement between the Registrant and SBAV LP, dated as of July 23, 2010 (incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2010).

*4.10	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated October 22, 2010.

*5.1	Opinion of Frost Brown Todd LLC.

23.1	Consent of Frost Brown Todd LLC (included in exhibit 5.1).

*23.2	Consent of Crowe Horwath LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on signature page hereto).

*	Filed herewith